EXHIBIT 8(a)
                               CUSTODIAN AGREEMENT

     This Agreement, dated as of February 17, 1993, is entered into by and between CFB MarketWatch Funds, a Massachusetts business trust having its principal place of business in Columbus, Ohio (hereinafter called the "Trust"), and Central Fidelity Bank, a state-chartered banking corporation having its principal office in Richmond, Virginia (hereinafter called the "Custodian").

     In consideration of the mutual covenants herein contained, the Trust and the Custodian agree as follows:

1.   Appointment and Acceptance.
     --------------------------

     The Trust hereby appoints the Custodian as custodian of all of the securities and cash of each investment portfolio of the Trust identified on Schedule A hereto, as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively as the "Funds"), and the Custodian agrees to act as such upon the terms and conditions herein set forth. The Trust agrees to deliver to the Custodian all securities and cash owned by a Fund, and all payments of income, payments of principal, or capital distributions received by a Fund with respect to all securities owned by such Fund from time to time, and the cash consideration received by a Fund for such new or treasury shares of beneficial interest of such Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by a Fund and not delivered to the Custodian.

2.   Definitions.
     -----------

     The word "securities" as used herein shall have the meaning stated in
     Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act").

     The words "proper instructions" as used herein mean a writing signed or initialled by such two or more persons and in such manner as the Board of Trustees of the Trust shall have from time to time authorized ("Authorized Persons") and whose authority, names and signatures have been most recently certified to the Custodian by the Secretary or an Assistant Secretary of the Trust. Each such writing shall set forth: (i) the date and time of the transactions involved, (ii) the title and amount of the securities or other investments (and an identification by certificate number or otherwise), (iii) the purpose or manner for which action is requested, and
     (iv) the identity of any third person involved in the transaction.
     Payments of monies or deliveries of securities with respect to a Fund for purposes not specifically set forth in this Agreement shall be made by the Custodian only upon receipt of, in addition to proper instructions, a Resolution specifying the amount of such payment or describing the securities to be delivered, the purpose of which the payment or delivery is being made and declaring such purpose to be a proper purpose of such Fund and naming the person or persons to whom such payment or delivery is to be made. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by one or more Authorized Persons. The Trust shall cause all oral instructions to be confirmed promptly in writing (except where such oral instructions are given by Authorized Persons employed by the Trust's investment adviser in which case the investment adviser shall forward such written instructions). Upon receipt of a Resolution as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, proper instructions may include communications effected directly between electromechanical or electric devices provided that the Trustees and the Custodian are satisfied
                      --------
     that such procedures afford adequate safeguards for a Fund's assets.

     The word "Resolution" shall mean a copy of a resolution of the Board of Trustees (or the executive committee) of the Trust duly certified by the Secretary or an Assistant Secretary of the Trust.

     The word "Depository" as used herein means each of Depository Trust Company, Federal Reserve Book Entry System, or any other system for the central handling of securities as more fully described in Section 11 herein.

3.   Names, Titles and Signatures.
     ----------------------------

     The Trust will furnish the Custodian with a Resolution indicating the name(s) and signature(s) of the Authorized Persons from time to time authorized to act hereunder. In the event that any person named in the most recent Resolution shall cease to be an Authorized Person, the Trust will furnish the Custodian with a certificate of the Secretary or an Assistant Secretary advising it to that effect. In the absence of such certificate, the Custodian shall be entitled to rely, as aforesaid, upon the signatures of the Authorized Persons named in the most recent Resolution.

4.   Accounts.
     --------

     The Custodian shall maintain an account (or accounts) on behalf of each Fund, which may be an account (or accounts) used commonly on behalf of only those customers for whom the Custodian acts in a fiduciary, advisory, custodian, or other similar capacity. Such account (or accounts) with respect to a Fund shall be maintained pursuant to requirements under
     Section 17(f) of the 1940 Act and Rule 17f-2 thereunder so long as required and shall be subject only to draft or order by




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
     the Custodian acting pursuant to the terms of this Agreement, and the Custodian shall hold in such account (or accounts), subject to the provisions hereof, all cash received by it from or for the account of such Fund other than cash maintained by such Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian on behalf of each Fund in such account (or accounts) shall be at all times identifiable as such in the Custodian's records.

5.   Collection of Income.
     --------------------

     The Custodian shall collect all income and other payments with respect to securities held hereunder when such securities are in the name of, or in the process of transfer into the name of, the Custodian or a nominee of the Custodian on the record date for such income or other payments in the case of registered securities, or are held by the Custodian on the date of payment by the issuer thereof in the case of bearer securities. The Custodian shall credit all such income collected by it hereunder with respect to a Fund to the account of such Fund. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect dividends and interest when due on securities registered in the name of the Custodian or a nominee of the Custodian.

     With respect to securities of foreign issue, while the Custodian will use its best efforts to collect any monies which may to its knowledge become collectible arising from such securities, including dividends, interest and other income, and to notify the Trust of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities, it is understood that the Custodian shall be under no responsibility for any failure or delay (other than a failure or delay arising from the Custodian's own negligence or bad faith) in effecting such collections or giving such notices, whether or not relevant information is published in any major U.S. publication available to it.

     The Custodian shall not be under any obligation or duty to take action to effect collection of any amount, if the securities (domestic or foreign) upon which such amount is payable are in default and payment is refused after due demand or presentation. The Custodian will, however, promptly notify the Trust in writing of such default and refusal to pay.

6.   Payment of Money of a Fund.
     --------------------------

     Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

     a.   Upon the purchase of securities for the account of such Fund but only
          (1) against the delivery of such securities to the Custodian (or any bank,




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
          banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of such Fund or in the name of a nominee of such Fund or in the name of a nominee of the Custodian referred to in
          Section 8 hereof or in proper form for transfer; (2) in the case of a purchase effected through a Depository, in accordance with the conditions set forth in Section 11 hereof; or (3) in the case of repurchase agreements entered into between such Fund and a bank or a registered broker-dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by such Fund of securities owned by the bank or the registered broker-dealer along with written evidence of the agreement by the bank or the registered broker-dealer to repurchase such securities from such Fund;

     b. In connection with the conversion, exchange or surrender of securities owned by such Fund as set forth in Section 7(b) hereof;

     c. For the redemption or repurchase of Shares of such Fund as set forth in Section 10 hereof;

     d. For the payment of any expense or liability incurred by such Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of such Fund whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

     e. For the payment of any dividends declared with respect to such Fund pursuant to the governing documents of the Trust;

     f. For transfer to a demand or time deposit account of such Fund in any bank, whether domestic or foreign, or in any savings and loan association; and

     g.   For any other proper purposes of such Fund, but only upon receipt of,
                                                      --------
          in addition to proper instructions, a Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose of such Fund, and naming the person or persons to whom such payment is to be made.




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
7.   Duties of Custodian with Respect to Securities of a Fund held by Custodian.
     --------------------------------------------------------------------------

     The Custodian shall maintain records of all receipts, deliveries, and location of all securities and other investments, together with a current inventory thereof.

     a.   Holding Securities.
          ------------------

          The Custodian shall hold in a separate account for each Fund, and physically segregated at all times, except for securities held in a Depository, from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of such Fund. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any securities and investments, except pursuant to proper instructions of the Trust or as otherwise provided herein and only for the account of a Fund as hereinafter provided.

     b.   Delivery of Securities.
          ----------------------

          The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Depository account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (1) Upon the sale of such securities for the account of such Fund and receipt of payment therefor;

          (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by such Fund;

          (3) In the case of a sale effected through a Depository, in accordance with the provisions of Section 11 hereof;

          (4) To a Depository in connection with tender or other similar offers for portfolio securities of such Fund;

          (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable provided
                                                                     --------
               that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (6) To the issuer thereof, or its agent, for transfer into the name of such Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 9; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face




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
               amount or number of units; provided, that, in any such case, the
                                          --------
               new securities are to be delivered to the Custodian;

          (7) To the broker selling the same for examination in accordance with the "street delivery" custom;

          (8) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities or pursuant to any deposit agreement; provided that, in any such
                                                  --------
               case, the new securities and cash, if any, are to be delivered to the Custodian;

          (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in
                                                               --------
               any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (10) For delivery in connection with any loans of securities made by such Fund, but only against receipt of adequate collateral as
                          --------
               agreed upon from time to time by the Custodian and such Fund, which may be in the form of cash, obligations issued by the United States Government, its agencies or instrumentalities, or other securities as permitted in accordance with the terms of the current Prospectus of such Fund;

          (11) For delivery as security in connection with any borrowings by such Fund requiring a pledge of assets by such Fund, but only
                                                                    --------
               against receipt of amounts borrowed by the Custodian except where additional collateral is being pledged on an outstanding loan; or

          (12) For any other proper purposes of such Fund, but only upon receipt of, in addition to proper instructions, a Resolution specifying the securities to be delivered, setting forth the purposes to be proper purposes of such Fund, and naming the person or persons to whom delivery of such securities shall be made.

8.   Registration of Securities.
     --------------------------

     Securities held by the Custodian (other than bearer securities) on behalf of a Fund shall be registered in the name of such Fund or in the name of any nominee of such Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to such Fund, unless the Trust has authorized
                                                 ------
     in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as such Fund or in common




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
     exclusively with other accounts for which the Custodian acts in a fiduciary, advisory, custodial, or other similar capacity, or in the name or nominee name of any agent appointed pursuant to Section 9 or in the name of any nominee or nominees used by a Depository. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street" or other good delivery form. The Custodian shall use its best efforts to the end that the specific securities held by the Custodian on behalf of each Fund shall be at all times identifiable as such in the Custodian's records.

9.   Appointment of Agents.
     ---------------------

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank (as defined in the 1940 Act) as its agent or subcustodian to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the
                                                    --------
     appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder; and further provided that such
                                                            --------
     appointments relating to securities purchased or sold outside the United States shall be in accordance with Section 12 hereto.

10.  Payments for Redemption or Repurchase of Shares of a Fund.
     ---------------------------------------------------------

     From such funds as may be available for the purpose, but subject to the limitations of the Agreement and Declaration of Trust and Code of Regulations of the Trust and any applicable votes of the Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent for a Fund, make funds available for payment to holders of Shares ("Shareholders") of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to disburse funds in accordance with those instructions.

11.  Deposit of a Fund's Assets in a Depository.
     ------------------------------------------

     The Custodian may deposit and/or maintain securities owned by a Fund in (1) a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository, provided such deposit and/or maintenance complies
                            --------
     with all applicable provisions of Rule 17f-4 under the 1940 Act, as such Rule may from time to time be amended; (2) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 C.F.R. 306, Subpart B of 31 C.F.R. Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O; or (3) any other securities depository organized to facilitate the clearance and settlement of certain exempt-securities transactions. The Trust shall furnish the Custodian with a Resolution evidencing the approval by the Trust of the use of a Depository by the Custodian. The Board of Trustees of the Trust shall review, at least annually, the use of a Depository with respect to this Agreement.

     Without limiting the generality of the foregoing regarding the use of such Depository, it is agreed that the following provisions shall apply thereto:

     a. The Custodian shall deposit and/or maintain the securities in an account of the Custodian in the Depository that shall not include any assets of the Custodian other than assets held by it for customers;

     b. The Custodian shall send the Trust a confirmation of any transfers to or from the account of a Fund. Where securities are transferred to that account, the Custodian shall also, by book entry or otherwise, identify as belonging to such Fund a quantity of securities in a fungible bulk of securities (1) registered in the name of the Custodian (or its nominee) or (2) shown on the Custodian's account on the books of the Depository;

     c. The Custodian shall pay for securities purchased for the account of a Fund upon (1) receipt of advice from the Depository that such securities have been transferred to the account, and (2) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer securities sold for the account of a Fund upon (1) receipt of advice from the Depository that payment for such securities has been transferred to the account, and (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Depository of transfers of securities for the account of a Fund shall identify such Fund as well as the Trust, be maintained for such Fund by the Custodian and be provided to the Trust at its request. The Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Depository for the account of a Fund on the next business day;

     d. The Custodian shall promptly send to the Trust reports the Custodian receives from the Depository on the Depository's system of internal accounting control. The Custodian shall send to the Trust such reports on its own system of internal accounting control as the Trust may reasonably request from time to time;

     e. The Custodian shall comply with all other conditions which may be imposed from time to time by statute or by appropriate rules and regulations on the use of a Depository with respect to the securities of a Fund; and

     f. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to a Fund for any loss or damage to such Fund resulting from the use of a Depository by reason of the Custodian's willful misfeasance, bad faith, or negligence, or from any failure of the Custodian or any such agent to pursue diligently such rights as it may have against such Depository; at the election of a Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Depository or any person which the Custodian may have as a consequence of any such loss or damage if and to the extent that such Fund has not been made whole for any such loss or damage. Furthermore, the Custodian shall be fully responsible for any loss suffered by a Fund as a result of any act or failure to act on the part of a Depository, to the same extent that the Custodian would have been liable had the Custodian taken or failed to take such action with respect to securities of such Fund entrusted to its custody. Without, in any way, limiting the generality of the foregoing, the Custodian shall be responsible for the safe custody of the securities held in such Depository, to the same extent as if the Custodian held physical possession of such securities.

12.  Use of Subcustodians.
     --------------------

     The Custodian, in connection with the purchase and sale by a Fund of securities outside the United States, in its discretion and in accordance with the applicable provisions of Rule 17f-5 under the 1940 Act, as such Rule may from time to time be amended, may appoint in writing (and may at any time remove) any other bank or trust company (which may include a foreign branch or agency of a bank or trust company) as its agent hereunder (individually, a "Subcustodian") to carry out, in accordance with the terms of this Agreement, such of the provisions of the Agreement as the Custodian may, from time to time, direct; provided, however, that any such foreign
                                     --------
     Subcustodian would meet the qualifications pursuant to Rule 17f-5, and any U.S. Subcustodian would meet the qualifications for a successor custodian set forth in Section 18 herein (and which will have been selected with reasonable care, having in mind the duties to be assigned to it); and further provided that the Trust's Board of Trustees has approved such
             --------
     foreign subcustody arrangements in accordance with the requirements of Rule 17f-5. Such Subcustodian shall be the agent of the Custodian and not the agent of such Fund, and the Custodian shall be fully responsible for the acts of such Subcustodian and shall not be relieved of any of its responsibilities or liabilities hereunder by the appointment of such Subcustodian.

13.  Use of Euro-clear Securities Clearance Facilities.
     -------------------------------------------------

     A Fund may, from time to time, with respect to securities purchased or sold by such Fund in Europe, if any, wish to use the Euro-clear Securities Clearance Facilities. In such cases, a Subcustodian of the Custodian employed pursuant to Section 12 may, notwithstanding the other provisions of this Agreement:

     a. make payments of cash upon the purchase of securities for the account of such Fund prior to delivery of such securities to the Subcustodian; and

     b. deliver securities upon sales of such securities for the account of such Fund prior to receipt by the Subcustodian of payment therefor;

     provided that any such transactions shall be implemented in accordance with
     --------
     procedures agreed to in advance in writing by the Trust, the Custodian and such Subcustodian.

14.  Voting and Other Action.
     -----------------------

     The Custodian shall promptly deliver or mail to the Trust all forms of proxies and all notices of meetings and other notices or announcements affecting or relating to the securities of a Fund, and, upon receipt of proper instructions, shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent to take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

15.  Transfer Tax and Other Disbursements.
     ------------------------------------

     A Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement; provided that, with
                                                            --------
     the exception of such transfer taxes, a Fund shall not pay or reimburse the Custodian for any disbursements or expenses made or incurred in connection with the use by the Custodian of a Depository.

     The Custodian shall execute and deliver and shall cause any Depository to execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

16.  Responsibility of Custodian.
     ---------------------------

     The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon proper instructions, Resolutions, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a

     Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Trust. The Custodian may receive and accept a Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Agreement and Declaration of Trust or Code of Regulations of the Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice from the Secretary or an Assistant Secretary to the contrary.

     The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only in the case of its willful misfeasance, bad faith, or negligence in the performance of its duties.

     If a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     The Custodian will provide the Trust with copies of any report obtained by the Custodian on the system of internal accounting control or independent audit of a Depository or Subcustodian within ten days after receipt of such a report by the Custodian. The Custodian will also provide the Trust with such report on its own system of internal control as the Trust may request from time to time, but at least annually.

17.  Effective Period, Termination and Interpretive and Additional Provisions.
     ------------------------------------------------------------------------

     This Agreement shall become effective with respect to a Fund as of the date first written above, and shall continue in full force and effect until terminated with respect to a Fund by an instrument in writing either delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery and mailing; provided, however, that the Trust shall not terminate
                           --------
     this contract in contravention of any applicable Federal or state regulations, or any provisions of the Agreement and Declaration of Trust and Code of Regulations of the Trust as the same may from time to time be amended, and further provided, that the Trust may at any time by action of
                          --------
     its Board of Trustees substitute with respect to a Fund another bank or trust company for the Custodian by giving notice as above to the Custodian.

     Upon termination hereof the Custodian shall be entitled to such compensation as may be due it as of the date of such termination and shall likewise be entitled to reimbursement for its costs, expenses, and disbursements (whether incurred prior to or subsequent to termination) and as provided herein.

     This Agreement may be amended with respect to a Fund at any time by mutual agreement of the parties hereto in writing; provided, however, that this
                                                 --------
     Agreement may not be amended in contravention of any applicable Federal or state regulations, or any provisions of the Agreement and Declaration of Trust and Code of Regulations of the Trust as the same may from time to time be amended.

18.  Successor Custodian.
     -------------------

     If a successor custodian is appointed with respect to a Fund by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of such Fund deposited with or held by it hereunder.

     If no such successor custodian is appointed, the Custodian shall, in like manner, at its office, upon receipt of a certified copy of a vote of the Shareholders of such Fund, deliver such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Shareholders of such Fund shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection qualified to act as a custodian under the 1940 Act, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $20,000,000, all securities, funds, and other properties held by the Custodian on behalf of such Fund and all instruments held by it relative thereto and all other property held by it with respect to such Fund under this Agreement. Thereafter such bank or trust company shall be the successor of the custodian with respect to such Fund under this Agreement.

     In the event that securities, funds, and other properties remain in the possession of the Custodian after the date of termination hereof owing to the failure of the trust to procure the certified copy referred to above, or to the failure of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

19.  Compensation of Custodian.
     -------------------------

     The Custodian shall be entitled to compensation for its services and expenses as Custodian for the assets of a Fund as set forth on Schedule B hereto.

20.  Massachusetts Law to Apply.
     --------------------------

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

21.  Matters Relating to the Trust as a Massachusetts Business Trust.
     ---------------------------------------------------------------

     The names "CFB MarketWatch Funds" and "Trustees of CFB MarketWatch Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated as of June 4, 1992, to which reference is hereby made a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law and to any and all amendments thereto so filed or hereafter filed. The obligations of "CFB MarketWatch Funds" entered into in the name or on behalf thereof by any of the Trust's Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, representatives, or agents of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers and its seal to be hereunto affixed as of the day first written above.

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                           -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        CENTRAL FIDELITY BANK

                                        By:/s/James W. Coeinger
                                           -------------------------------------

                                        Title:Executive Vice President
                                              ----------------------------------

                                                         Date: February 17, 1993

                                   Schedule A
                           to the Custodian Agreement
                        between CFB MarketWatch Funds and
                              Central Fidelity Bank

                  Name of Fund
----------------------------------------------
CFB MarketWatch Treasury Money Market Fund
CFB MarketWatch Short-Term Fixed Income Fund
CFB MarketWatch Intermediate Fixed Income Fund
CFB MarketWatch Virginia Municipal Bond Fund
CFB MarketWatch Equity Fund

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                         -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        CENTRAL FIDELITY BANK

                                        By:/s/James W. Coeinger
                                           -------------------------------------

                                        Title:Executive Vice President
                                              ----------------------------------


                                       A-1

                                                        Dated: February 17, 1993

                                   Schedule B
                           to the Custodian Agreement
                        between CFB MarketWatch Funds and
                              Central Fidelity Bank

     Each of the Funds named in Schedule A to the Custodian Agreement between CFB MarketWatch Funds and Central Fidelity Bank shall pay Central Fidelity Bank as follows:

     1.   Annual Asset Fee:
          ----------------
          $.20 per $1,000 of market value

     2. Central Fidelity Bank shall also be entitled to be reimbursed by each Fund for its reasonable out-of-pocket expenses incurred in the performance of its duties under the Agreement.

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                           -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        CENTRAL FIDELITY BANK

                                        By:/s/James W. Coeinger
                                           -------------------------------------

                                        Title:Executive Vice President
                                              ----------------------------------

* All fees are accrued daily and paid monthly

                                      B-11